PURCHASE AND SALE AGREEMENT

     AGREEMENT, made as of the 18th day of March 1997, by and between BIRMINGHAM UTILITIES, INC., a Connecticut corporation, having its principal place of business in Ansonia, Connecticut (hereinafter referred to as the "Seller"); and M/1 HOMES, LLC, a limited liability company organized under the laws of Connecticut and having an office at 262 Putting Green Road, Fairfield, Connecticut (hereinafter referred to as the "Buyer");

                           WITNESSETH:

     In consideration of the Purchase Price described in Paragraph 1 hereof, and subject to the further terms and conditions set forth herein, the Seller hereby agrees to sell and convey, and the Buyer hereby agrees to purchase, the approximately 245 acres of unimproved real property on Holbrook Road and Cemetery Road in the Town of Seymour, Connecticut shown and described on a certain map consisting of sheets 1 of 4, 2 of 4, 3 of 4 and 4 of 4 entitled, "Birmingham Utilities, Parcel "A", Seymour, Connecticut, Scale 1"
= 100', by Michael H. Horbal, Registered Land Surveyors-Planners dated June 10, 1996," a copy of which is attached hereto in four separate sheets as Schedule A and made a part hereof (hereinafter referred to as the "Premises"). Title to the Premises will be conveyed free and clear of all encumbrances, liens, or exceptions to title other than those set forth in Schedule B or in Paragraph
7 hereof.

1.   CONSIDERATION

     The Purchase Price, subject to the
     provisions of Paragraph 13(a) hereof,
     is: . . . . . . . . . . . . . . . . . . . . . .$3,950,000.00

     which the Buyer agrees to pay, as follows:

     (a)  As Earnest Money, paid with the
     execution hereof, receipt of which,
     subject to collection, is hereby
     acknowledged: . . . . . . . . . . . . . . . . . $  50,000.00

     (b)  No later than 30 days prior to the
     first day of public hearings scheduled by
     the Connecticut Department of Public
     Utility Control ("DPUC") as set forth in
     the first schedule of proceedings to be
     issued in the docket opened by the DPUC
     to consider the Company's application
     contemplated in Paragraph 12(b) hereof, a
     Supplementary Deposit, in immediately
     available funds:. . . . . . . . . . . . . . . .$  147,500.00

     (c)  In immediately available funds
     delivered to the Seller on the date of
     the Closing of the title and upon
     delivery of the deed as hereinafter
     provided below. . . . . . . . . . . . . . . . .$3,752,500.00

                    Total Purchase Price . . . . . .$3,950,000.00


     The Earnest Money deposit paid herewith in accordance with Paragraph 1(a) above and the Supplementary Deposit paid in accordance with Paragraph 1(b) above shall be held, subject to the provisions of Paragraphs 12 and 13 hereof, by the Seller's attorney in an interest bearing account.

2.   DEED

     The deed of conveyance to the Premises shall be in the form of a full covenant and Warranty Deed in the usual Connecticut form, which shall be duly executed, acknowledged and delivered, all at the Seller's expense, conveying the fee simple title in and to the Premises to the Buyer, free and clear of all encumbrances, liens and exceptions to title other than those set forth in Schedule B hereof or in Paragraph 7 hereof.

3.   APPORTIONMENTS

     The taxes and assessments of the Town of Seymour will be apportioned, in accord with local custom, as of the date of the closing of title. Should any tax, assessment, or rate be undetermined on the date of the closing of title, the last determined tax, assessment, or rate shall be used for the purpose of the apportionment.

4.   CONDITION OF PREMISES

     The Buyer further agrees with and represents to the Seller that it has examined the Premises, that it is fully satisfied with the physical condition thereof, and that neither the Seller nor any representative of the Seller has made any representation or promise upon which the Buyer has relied concerning the physical condition of the Premises or of any property covered by this Agreement, except as herein may be expressly set forth.

5.   TITLE

     (a) It is further understood and agreed that if, on the date herein set for the closing of title, the Seller shall be unable to convey marketable title to the Premises to the Buyer free and clear of encumbrances, liens or exceptions to title other than those set forth in Schedule B hereof or in Paragraph 7 hereof, then, and in that event, the Seller shall have a further period of thirty (30) days within which to perfect title. If, at the end of said period, the Seller is still unable to convey title to the Premises free and clear of all encumbrances, liens or, exceptions to title except as aforesaid, the Buyer may elect to accept such title as the Seller can convey, upon the payment of the aforesaid Purchase Price, or may reject the deed conveying such title on that ground. Upon such rejection, all sums paid on account hereof, including the Earnest Money deposit and the Supplementary Deposit contemplated in Paragraphs 1(a) and 1(b) hereof, respectively, together with interest thereon, and together with any expenses actually incurred by the Buyer for the examination of the title to the Premises shall be repaid by the Seller to the Buyer. The Buyer agrees to obtain a title search of the Premises within thirty (30) days of the execution hereof. The Buyer shall notify the Seller within said thirty (30) day period whether the title is clear according to the Standards of Title of the Connecticut Bar Association, and conforms to the terms hereof. In the event that said title is clear as aforesaid as of said date, and from and after said date the title becomes encumbered or otherwise clouded such that the Seller is unable to convey clear title at closing as required hereunder, in addition to the Buyer's expenses for examination of title, the Seller shall reimburse the Buyer an amount equal to any expenses actually incurred by the Buyer on account of legal fees, surveying and engineering expenses, inspection expenses, and any bank charges and fees. Upon receipt of such payments by the Buyer, this Agreement shall terminate and become null and void and the parties hereto shall be released and discharged of all further claims and obligations, each to the other, hereunder. Nothing shall constitute an encumbrance, lien or exception to title for the purposes of this Agreement if the Standards of Title of the Connecticut Bar Association recommends that no corrective or curative action is necessary in circumstances substantially similar to those presented by such encumbrances, liens, or exception to title.

     (b) The Buyer shall give written notice to the Seller's attorney, not less than ten (10) business days prior to the Closing Date, of any encumbrances or defects then known to the Buyer which the Buyer claims affect title other than those set forth in this Agreement.

6.   INSURANCE

     Throughout the period between the date of this Agreement and the date of the closing of title, the Seller shall maintain existing liability insurance on the Premises.

7.   ENCUMBRANCES

     In addition to the exceptions to title in Schedule B, the Premises will be conveyed subject to:

     (a) Any applicable restrictions or limitations imposed or to be imposed by governmental authority, including the planning and zoning rules and regulations of the Town of Seymour;

     (b) Taxes of the Town of Seymour which become due and payable after the date of delivery of the Deed, which taxes, if any, the Buyer will assume and agree to pay as part of the consideration for the deed;

     (c) Public improvement assessments, and/or any installments thereof, which assessments and/or installments become due and payable after the date of the delivery of the Deed, which assessments and/or installments, if any, the Buyer will assume and agree to pay as part of the consideration for the deed, provided however, that the Seller as of the date hereof has no knowledge of any such assessment; and

     (d) The following restriction, which shall run with the land and be included in the Warranty Deed: "The Grantee covenants and agrees that at least fifty percent (50%) of the Premises conveyed hereunder shall be perpetually used for `open space or recreational purposes' as said terms are defined in subsection (f) of Section 16-5Od of the Connecticut General Statutes."

8.   ENTIRE AGREEMENT

     It is understood and agreed that this written Agreement (including Schedule B, a Rider dated of even date herewith and referred to as Schedule C, and any other schedules or any riders referred to in the body of this Agreement and attached hereto) constitutes the entire agreement between the parties hereto, and that no oral statements or promises, and no understandings not embodied in this writing, shall be valid or binding.

9.   CLOSING

     It is agreed by the parties hereto that the Closing of Title (hereinafter referred to as the "Closing") shall, subject to the provisions of Paragraph 13(a) concerning the Buyer's election to extend this Agreement and the date for the Closing under certain conditions, take place at the offices of Tyler Cooper & Alcorn, Hartford, Connecticut on or before the earlier of (a) December 31, 1998 or (b) 30 days after all of the Seller Contingencies set forth in Paragraph 12 hereof and all of the Buyer Contingencies set forth in Paragraph 13 hereof have been satisfied or waived in writing by both parties hereto. (the "Closing Date"), at a time to be determined, or such other place and date as may be mutually agreed upon by the parties hereto, at which time the deed shall be delivered upon receipt of the balance of the Purchase Price.

10.  BROKER

     The parties hereto recognize that there was no agent or broker who negotiated the sale of the Premises. This Agreement is consummated by the Seller in reliance on the representation of the Buyer that no broker or agent brought the Premises to the Buyer's attention or was, in any way, a procuring cause of this sale and purchase. The Seller represents to the Buyer that no broker or agent represented the Seller in the sale of the Premises to the Buyer or has any exclusive sale or exclusive agency listing on the Premises. Any damages which may accrue as a result of any breach of a representation contained in this Paragraph 10 shall include without limitation, all reasonable costs of defending any claim for commissions, including reasonable attorney's fees. The Buyer hereby agrees to indemnify and hold harmless the Seller against any judgment against the Seller arising out of the claim of any broker or agent for a commission due by reason of this sale, where it is alleged that said broker or agent called the Premises to the Buyer's attention or interested the Buyer therein, provided that said indemnity shall also include all costs of defending any such claim whether or not such claim results in a judgment against the Seller and provided further that said indemnity shall also include any settlement of such claim to the extent such settlement shall have been approved in writing by the Buyer, including without limitation reasonable attorney's fees. The provisions of this paragraph shall survive the delivery of the deed hereunder.

11.  DEFAULT

     If the Buyer shall fail to comply with any term of this Agreement by the time set for Closing of Title, the Seller shall hold and retain all sums of money paid in accordance with this Agreement or any modification or extension hereof, including without limitation both the Earnest Money deposit and the Supplementary Deposit contemplated in Paragraphs 1(a) and 1(b) hereof, respectively, with all interest earned thereon, as liquidated damages for the breach of this Agreement, whereupon all rights and remedies hereunder shall cease and be at an end. In this case, the Buyer shall immediately return its copy of this Agreement to the Seller for cancellation. If this Agreement shall have been recorded on the Land Records by either party hereto, the Buyer shall, at its expense, deliver to the Seller a Quit Claim Deed releasing any and all interest hereunder. If the Buyer shall fail to deliver such a deed to the Seller within thirty (30) days after the date set for the Closing of Title, the Seller shall have the right to commence an action to procure an adjudication of the termination of the Buyer's rights hereunder in which case the Buyer shall pay the expense of searching the title for the purpose of such action, together with all costs including, without limitation, the reasonable fees of the Seller's attorneys.

     If the Seller shall fail to comply with any term of this Agreement by the time set for the Closing of Title, the Buyer may enforce this Agreement according to law and equity, except that failure to comply by the Seller as a result of (i) encumbrances or defects in title shall be governed by the provisions of Paragraphs 5 and 7 of this Agreement and (ii) any violation of any representations set forth in Paragraph 15 shall be treated as if such violation were a defect in title and the Buyer shall have only the remedies set forth in Paragraph 5 hereof.

     Notwithstanding any other provision of this Agreement, in the event either party hereto shall breach this Agreement, the non-breaching party shall be entitled to recover all costs and expenses (including, without limitation, reasonable attorney's fees) incurred in enforcing this Agreement or resulting from the said breach.

12.  SELLER CONTINGENCIES

     (a) Purchase Rights. The Premises are subject to statutory purchase rights in favor of the Town of Seymour, the State of Connecticut, Bridgeport Hydraulic Company, The Connecticut Water Company, Heritage Village Water Company, South Central Connecticut Regional Water Authority, and certain non-profit organizations, all as set forth in the applicable provisions of the Connecticut General Statutes (Sections 16-50c, 16-5Od, and 25-331). If any of said rights are exercised or shall not have expired or been waived in accordance with their statutory terms by December 31, 1997, Seller shall return to Buyer any sums paid hereunder, including both the Earnest Money deposit and the Supplementary Deposit contemplated in Paragraphs 1(a) and 1(b) hereof, respectively, together with interest thereon, within seven (7) days after such exercise and, upon such return of said sums, this Agreement and the obligations of the parties hereunder shall terminate and come to an end.

     (b) DPUC Approval. Notwithstanding any provision of this Agreement to the contrary, the Seller's obligation to sell the Premises hereunder is contingent upon the Seller obtaining Final approval from the DPUC (which approval shall become "Final" only upon the expiration of the applicable appeal periods without any appeal having been filed or served), for the sale of the Premises to the Buyer pursuant to Section 16-43 of the Connecticut General Statutes, and upon final approval by the DPUC, as defined above, of a ratemaking accounting treatment for the net gain from such sale reasonably satisfactory to the Seller. Such satisfaction shall be deemed to have been obtained if the Seller does not notify the Buyer to the contrary in writing within five (5) business days from the DPUC's Final approval of the sale and ratemaking accounting treatment. Seller agrees to submit this Agreement to the DPUC for approval within 35 days after publishing notice of its intention to sell in accordance with Section 16-50c(b)(2) of the Connecticut General Statutes, to diligently pursue such application and to supply to the Buyer copies of all appraisals of the fair market value of the Premises obtained by the Seller to be submitted to the DPUC in connection with he Seller's application for approval. If the Seller shall not have received such Final approval by November 14, 1997, the Seller shall return to Buyer all sums paid hereunder, including the Earnest Money deposit and the Supplementary Deposit contemplated in Paragraphs 1(a) and 1(b) hereof, respectively, together with interest thereon, within seven (7) days after said date and, upon such return of said sums, this Agreement shall terminate and the obligations of the parties hereunder shall terminate and come to an end.

13.  BUYER CONTINGENCIES

     (a) Notwithstanding any provision of this Agreement to the contrary, the Buyer's obligation to purchase the Premises hereunder is conditioned upon the Buyer obtaining Final approval (which term shall have the meaning set forth in Paragraph 12(b) hereof) reasonably satisfactory to the Buyer of federal, state and local land use regulatory authorities, including without limitation an appropriate change in the Town of Seymour zoning regulations applicable to the Premises, the Traffic Commission of the State of Connecticut, the United States Army Corps of Engineers, and the Town of Seymour Planning and Zoning and Inlands Wetlands Commissions necessary for the development on the Premises of an 18 hole golf course together with not less than 180 active adult residential building lots with detached single family dwellings and a club house and catering facility on or before December 31, 1998. The Buyer agrees to submit and diligently pursue timely and complete applications to the Traffic Commission of the State of Connecticut for approval of the Buyer's above proposed use of the Premises as soon as practicable after the execution of this Agreement. The Buyer agrees to submit and diligently pursue timely applications for all other such approvals as soon as practicable after the earlier of (a) the date Seller provides to the Buyer copies of the appraisals contemplated in Paragraph 12(b) hereof, but only if the average fair market value for the Premises disclosed in those appraisals is less than or equal to than the Purchase Price for the Premises herein, or (b) if the said average fair market value disclosed in said appraisals is not less than or equal to the said Purchase Price, as soon as practicable after the Final approval of the sale of the Premises by the DPUC as
contemplated in Paragraph 12(b) hereof.   Seller agrees to provide
reasonable cooperation to the Buyer in connection with the Buyer's
applications.   If the Buyer shall not have received all such Final
approvals by December 31, 1998, the Buyer may, upon written notice submitted to the Seller not later than December 31, 1998, terminate this Agreement and, subject to the remaining provisions of this Paragraph 13(a), the obligations of the parties hereunder shall terminate and come to an end. In the event that the Seller Contingencies described in Paragraph 12 hereof have been satisfied, or the date for their satisfaction has not yet occurred, and this Agreement is terminated in accordance with the provisions of this Paragraph 13, the Seller shall return to the Buyer the Supplementary Deposit paid in accordance with Paragraph 1(b) hereof, together with interest thereon and the Seller may retain the Earnest Money deposit paid in accordance with Paragraph 1(a) hereof, together with the interest thereon. If this Agreement is terminated or the purchase and sale of the Premises contemplated herein does not take place for any reason other than the failure of the Seller to comply with the provisions of this Agreement, the Buyer shall, upon the request of the Seller, provide to the Seller as soon as practicable after such request copies of all documents, plans, drawings, letters, notebooks, reports, or other papers or electronic media detailing the Buyer's proposed development of the Premises and all applications for the approvals contemplated in this Paragraph 13.

     Notwithstanding the provisions set forth in this Paragraph 13(a) above, if (i) the Buyer shall have obtained all of the approvals contemplated in this Paragraph 13(a) on or before December 31, 1998, but one or more of the said approvals has not become Final solely because a third party has initiated an appeal of such approval to a court of competent jurisdiction, in lieu of terminating this Agreement as contemplated above, the Buyer may, by written notice submitted to the Seller not later than December 31, 1998, elect to extend this Agreement and the date for the Closing to the earlier of (A) December 31, 2000, or (B) the date which thirty (30) days after all such appeals have been determined finally in a manner reasonably satisfactory to the Buyer, and (ii) if, prior to December 31, 1998, one or more of the Buyer's applications for approval contemplated in this Paragraph 13 is denied, the Buyer may, by written notice submitted to the Seller not later than December 31, 1998, elect to appeal, at Buyer's expense, any such denial and to extend this Agreement and the date for the Closing to the earlier of (X) December 31, 2000, or (Y) the date which is thirty (30) days after all such appeals have been determined finally in a manner reasonably satisfactory to the Buyer, provided however, that if the Closing shall occur after December 31, 1999 by reason of the Buyer's election pursuant to this Paragraph 13(a), the Purchase Price to be paid by the Buyer for the Premises shall be increased by twenty thousand dollars ($20,000) for each month, or portion thereof, which passes from December 31, 1999 until the Closing, which amounts shall be payable monthly, in advance, and shall be deemed to be additional Earnest Money deposit for all purposes under this Agreement.

     (b) Seller agrees that it shall, at its sole expense, construct a sanitary sewer line with capacity reasonably satisfactory to the Buyer's engineer to serve the Buyer's proposed development on the Premises of a golf course, not less than 180 detached single family residential units and a club house and catering facility, which sanitary sewer line shall connect to the sanitary sewer system of the Seymour Water Pollution Control Authority through an easement over the Seller's property adjacent to the Premises located on Cemetery and Holbrook Roads. The sanitary sewer to be constructed by the Seller shall end at the boundary of the Premises on Cemetery Road. It shall be a condition of the Closing herein that (i) the Seller shall have obtained, at its expense, final design plans and local approvals necessary for the construction of the sanitary sewer extension not later than ninety (90) days after the satisfaction of the Seller Contingencies contemplated in Paragraph 12 hereof, and (ii) Seller shall have begun construction of the sanitary sewer line on or before the date of the Closing. The Seller agrees to pursue diligently all governmental approvals necessary for the construction of the sewer line and shall provide reasonable surety for the completion of the sewer line, provided that the Buyer agrees that if the Town of Seymour shall require a bond for the completion of the sewer line, such surety shall be deemed to satisfy the surety required herein.

14.  EFFECT AND ASSIGNMENT

     The covenants and agreements herein are to be binding upon and inure to the benefit of the parties hereto, their respective heirs, representatives, successors and assigns and shall survive the delivery of the deed hereunder. No assignment of this Agreement by the Buyer shall be valid unless the Seller assents thereto in writing, provided however, that the Buyer may, subject to any approval as may be required by law, including without limitation, the provisions of Section 16-1-61 of the Regulations of Connecticut State Agencies, assign its rights under this Agreement to an entity which is an Affiliate of the Buyer. For the purposes hereof, an Affiliate is a person or entity that directly controls, or is controlled by, or is under common control with the Buyer and which has, in the reasonable opinion of the Seller, the financial capacity to comply with the Buyer's obligation hereunder equal to or greater than the financial capacity of the Buyer. This Agreement constitutes the entire agreement between the parties and may not be changed except by a contract in writing signed by the party or parties against which enforcement of any waiver, change, modification, extension, estoppel, or discharge is sought.
Whenever used, the singular number shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders.

15.  NO VIOLATIONS

     The Seller represents that at the time of the closing of title, there shall exist with respect to the Premises no violations of government (including environmental and zoning and planning) rules, regulations or limitations, unless same have become legally non-conforming, and no violations of any restrictive covenant, agreement or condition subject to which the title is to be conveyed in accord with the terms hereof, provided however, the sole remedy for any violation of the representations contained in this Paragraph 15 shall be treated as if such violation were a defect in title, and the Buyer shall have only the remedies set forth in Paragraph 5 hereof.

16.  OWNERSHIP

     Seller represents that at the signing of this Contract, the Seller is the record owner in fee simple of the Premises being conveyed herein and is not under any incapacity, other than the statutory provisions set forth in Section 12 hereof, which prevents it from entering into this Agreement or complying with the terms thereof.

17.  NOTICES

     Any notice provided for by this Agreement and any other notice or communication which either party may wish to send to the other (collectively "Notices") shall be in writing and given by personal delivery or sent by (a) United States registered or certified mail, return receipt requested, (b) or a nationally recognized commercial courier such as Federal Express Corporation for overnight delivery, in a properly sealed envelope, postage or fees, as the case may be, prepaid, addressed to the party for which such notice is intended, at such party's address set forth below or at any other address provided in writing by such party to the other by notice complying with this Paragraph 17:

If to Buyer, to:

          M/1 HOMES, LLC
          262 Putting Green Road
          Fairfield, Connecticut 06432

With a copy to:

          Stephen E. Tower, Esquire
          Willinger, Shepro, Tower & Bucci
          855 Main Street
          Bridgeport, Connecticut 06604

If to the Seller, to:

          Birmingham Utilities, Inc.
          236 Beaver Street
          P.O. Box 426
          Ansonia, Connecticut 06401
          Attention:  Betsy Henley-Cohn, Chairwoman

With a copy to:

          Robert J. Metzler, Esq.
          Tyler Cooper and Alcorn
          185 Asylum Street, CityPlace I
          Hartford, Connecticut 06103

18.  BUYER'S FINANCIAL CONDITION DOCUMENTATION

     At or prior to the time of the payment of the Supplementary Deposit contemplated in Paragraph 1(b) hereof, the Buyer (or its assignee, if applicable) shall submit documentation (the "Documentation") which shall demonstrate and substantiate to the Seller's reasonable satisfaction that the Buyer has the financial ability to purchase the Premises in accordance with the terms of this Agreement. In the event that the Documentation fails to reasonably satisfy the Seller concerning Buyer's (or its assignee's, if applicable) financial capacity, the Seller may terminate this Agreement, return to the Buyer the Supplementary Deposit (if paid) contemplated in Paragraph 1(b) and retain the Earnest Money deposit contemplated in Paragraph 1(a) as liquidated damages. Notwithstanding the above termination rights, prior to such termination, the Seller shall give notice to Buyer of the specific inadequacies of the information set forth in the Documentation, and give Buyer a reasonable period, in no event less than ten (10) days, to correct or supplement the Documentation. The parties agree that the Buyer may, by way of illustration but not limitation, obtain financing in part from one or more lenders, and may obtain cash infusions from one or more investors (whether by equity participation or loan).

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals as of the day and in the year hereinbefore indicated.

SIGNED, SEALED AND DELIVERED
IN THE PRESENCE OF:

As to Seller:
                              BIRMINGHAM UTILITIES, INC.
                              ID# 06-0878647




__________________________    By____________________________
                                Betsy Henley-Cohn
                                Its Chairwoman
__________________________      Duly Authorized



As to Buyer:
                              M/1 HOMES, LLC





__________________________    By____________________________
                                Glenn Tantangelo
                                Its Member
__________________________      Duly Authorized


STATE OF CONNECTICUT)
                    )    ss: New Haven            March 18,  1997
COUNTY OF NEW HAVEN )

     Personally appeared Betsy Henley-Cohn, Chairwoman of
BIRMINGHAM UTILITIES, INC., signer and sealer of the foregoing instrument, and acknowledged the same to be her free act and deed and the free act and deed of said BIRMINGHAM UTILITIES, INC., before me.


                         __________________________________
                         Commissioner of the Superior Court





STATE OF CONNECTICUT)
                    )    ss: New Haven            March 18,  1997
COUNTY OF NEW HAVEN )

     Personally appeared Glenn Tantangelo, Member of the M/1
HOMES, LLC, signer and sealer of the foregoing instrument, and acknowledged the same to be his free act and deed and the free act and deed of said M/1 HOMES, LLC, before me.


                         __________________________________
                         Commissioner of the Superior Court



                           SCHEDULE A



                       [MAP NOT INCLUDED]

                           SCHEDULE B

None.



                           SCHEDULE C

        RIDER TO PURCHASE AND SALE AGREEMENT ("Agreement")

                   BIRMINGHAM UTILITIES, INC.
                            (SELLER)

                              AND

                        M/1 HOMES, LLC
                            (BUYER)

                    DATED: March 18,1997



     1. Seller represents and warrants, in order to induce Buyer to enter into the Agreement (as amended by this Rider), unless otherwise stated, at the time of closing of title that:

          (i) No utilities cross the property of any adjoining owner in servicing the premises being conveyed herein, except as specifically set forth herein; and no utilities cross the premises being conveyed herein and serve the property of any adjoining owner except as specifically set forth herein.
          (ii) There are no municipal assessments, and or installments, community or association dues and the premises does not lie within any special tax district in which taxes or assessments are levied separate and distinct from municipal taxes.

     2. As part consideration for the sale and purchase of the subject premises, the Seller hereby agrees to:

          (i) Remove from the premises, all items of personal property other than those specifically included in the sale.

          (ii) Execute at the time of closing of title hereunder, an affidavit verifying the nonexistence of mechanics and materialmen liens and lien rights, tenants rights and security interests in personal property and fixtures being sold with the premises.

          (iii)Deliver exclusive possession of the premises being conveyed hereunder to the Buyer.

          (iv) Deliver, if the Seller is a corporation, to the Buyer a corporate resolution and other appropriate proof certifying that said corporation is a duly formed and validly existing corporation, authorized to do business in the State of Connecticut, and has good and full right and authority to execute the terms of the Agreement (as amended by this Rider) and to convey the premises to the Buyer as stated hereunder.

     3. In the event it is expressly provided in the Agreement (as amended by this Rider) that the premises are to be conveyed subject to any provisions of any easements, rights of way, covenants, restrictions or agreements, the Buyer shall have no obligation to purchase the subject premises in the event any of the same render title to the premises unmarketable or in the event any of the same restrict the use of the premises as contemplated herein.

     4. This Agreement is expressly contingent upon the Buyer's ability to procure a title insurance policy in form and substance reasonably satisfactory to the Buyer and Buyers mortgage institution, issued by a title insurance company approved by the Buyer in the amount of the purchase price (fee policy), insuring the Buyer without exceptions other than those exceptions to title set forth in this Agreement and other than those exceptions approved by the Buyer. Said policy shall be issued at standard rates and all fees incurred for the issuance of the same shall be the sole expense of the Buyer. The Seller agrees to execute all affidavits and documents required by the title insurance company to enable the company to insure over any survey, rights of others in possession of the premises, mechanic's liens rights and any other exceptions not approved by the Buyer, or permitted by the Agreement. Seller shall have the same opportunity to cure, as set forth in paragraph 5 of the Agreement.

     5. The Seller hereby grants the Buyer and Buyer's agents, representatives and employees the right to enter the subject premises at any and all times after the execution and delivery of the Agreement (after prior Notice to Seller, and in sole discretion of Seller in the presence of the Seller and/or its agent) in order to make physical inspections of the premises, including subsurface tests, utility surveys, sewage disposal surveys, perimeter surveys, inspections and appraisals and to conduct and carry out any and all other engineering studies and operations Buyer may desire, all at Buyers sole cost and expense. The Buyer agrees to indemnify the Seller for any claim made against Seller as a result of Buyers entry (including acts of Buyer's agents, contractors and/or employees) and further agrees to restore the premises to substantially the condition the same were in prior to the taking of said tests and surveys.

     6. Notwithstanding any provisions contained in the Agreement which may allow the Seller to postpone the closing of title beyond 30 days after the scheduled closing, in the extent the Seller shall postpone the closing of title for any reason whatsoever, which postponement would cause the closing date to occur subsequent to the expiration date of the mortgage commitment obtained by the Buyer, and in the event such lending institution increases the rate of interest, or the mortgage origination fees or other comparable charges, or the monies once committed become unavailable, the Buyer shall have the right to terminate this Agreement and receive a return of all deposit monies paid hereunder without interest.

    7. The Seller agrees not to further voluntarily encumber the premises and to notify the Buyer immediately of any matters including, but not limited to, attachments, liens and zoning matters which may affect the premises during the pendency of this Agreement.

     8.   Intentionally deleted.

     9. The Seller represents that Seller is not a foreign person as defined in The Foreign Investment in Real Property Tax Act ("FIRPTA"), as amended by
The Tax Reform Act/Deficit Reduction Act of 1984 ("DEFRA"). Seller agrees to execute, at or before the time of closing, an affidavit disclosing Seller's United States taxpayer identification number and certifying that Seller is not a foreign person. Said affidavit shall be in form and content acceptable to Buyer. The Seller shall indemnify and hold the Buyer harmless from any loss, damage or expense, including reasonable attorney fees, Buyer may incur due to misrepresentation of the statements contained in this paragraph. In the event Seller fails to execute and deliver to Buyer the aforementioned affidavit, the Buyer shall withhold from the Seller ten (10%) percent of the gross amount realized on the disposition and remit said sum to the Internal Revenue Service to be applied toward the Seller's tax liability in accordance with the requirements of said Acts. The foregoing representations shall survive the closing of title and delivery of deed hereunder.

     10. The Seller represents that Seller has not caused any "spill" as such term is defined in Public Act No. 87-475 of the State of Connecticut, entitled "An Act Concerning The State's Lien For Reimbursement For Expenses Incurred In Containing, Removing or Mitigating Hazardous Waste" or any amendments, substitutions or successor statute thereof. Seller further represents that Seller has no knowledge of any discharge, spillage, uncontrolled loss, seepage or filtration of oil or petroleum or chemical liquids or solid, liquid or gaseous products or hazardous waste impacting the subject premises. The Seller shall indemnify and hold the Buyer and Buyer's mortgagee harmless from any loss, damage or expense, including reasonable attorney fees, Buyer and Buyer's mortgagee may incur due to misrepresentation of the statements contained in this paragraph. The foregoing representations shall survive the closing of title and delivery of deed hereunder for three (3) years.

     The Seller agrees to execute an affidavit in form substantially as appended hereto marked Exhibit A-A.

     11. In the event of a conflict between the terms of this Rider and the Agreement of which it is a part, the terms of this Rider shall control.

                              SELLER:

                              BIRMINGHAM UTILITIES, INC.


                              By:
                                   Its
                                   Duly authorized

                              BUYER:

                              M/1 HOMES, LLC


                              By:
                                   Its
                                   Duly authorized


                             EXHIBITA-A

                             AFFIDAVIT

STATE OF CONNECTICUT     )
                         ) SS
COUNTY OF                )


                                         being duly sworn, deposes and says:

 1. I am familiar with the premises certain 245 acres of unimproved land in Seymour, Connecticut, being more particularly described on Schedule A attached hereto and made a part hereof.

 2.  From                , 19   , until the date of this affidavit, I have
     been the                                of the owner of the Premises.

 3. No part of the Premises is in violation of any statute, law, rule or regulation of, or under any remediation or monitoring order of, the Environmental Protection Agency ("EPA"), Connecticut Department of Environmental Protection ("DEP"), or any other municipal, state, or federal agency or authority having jurisdiction thereof, in connection with air compliance, noise compliance, hazardous materials, waste management, water compliance and/or any other environmental concern.

 4. There has been no determination by the EPA or any court of law that the Owner of the premises has caused any discharge, spillage, loss, seepage or filtration of hazardous waste, oil, petroleum, chemical liquids, or solid, liquid, or gaseous products, within the meeting of any federal statute, rule or regulation, on the premises or on any other property owned or leased by the Owner.

 5. There has been no determination by the Commissioner of Environmental Protection or any court of law that the Owner of the Premises has caused any discharge, spillage, loss, seepage or filtration of hazardous waste, oil, petroleum, chemical liquids or solid, liquid or gaseous products, within the meaning of Connecticut General Statutes Section 22a-1 34, et seq., as amended, on the Premises, or any other property owned or leased by the Owner in the State of Connecticut.

 6. No monies have been expended nor has any contract been entered into with any party, including but not limited to the Commissioner of Environmental Protection, for which a lien could arise under Connecticut General Statutes Section 22a-1 34, et seq., as amended, with respect to the Premises.

 7. During the period of the Owner's ownership of the Premises, the Premises have been occupied by the following occupants: None.

 8. During the period of the Owner's ownership of the Premises, the Premises have been used only for the following uses, businesses, activities: Public drinking water supply water shed.

 9. The current use of the Premises is as follows: Public drinking water supply water shed.

 10. Prior to the Owner taking title to the Premises, the premises had been to the best of the knowledge of the undersigned used for the following purpose(s): farm land or forest land.

 11. To the best of my knowledge and belief, there has been no discharge, spillage, loss, seepage or filtration of oil, petroleum, chemical liquids or hazardous waste on or abutting the Premises except as follows: None.

 12. To the best of my knowledge and belief, there exists no environmental site assessments concerning the Premises.

 13. To the best of my knowledge and belief, the Premises comply with all applicable regulations of any federal, state or governmental agency, including the Connecticut Department of Environmental Protection.

 14. The following permits have been issued by federal, state and/or local governmental agencies concerning the Premises or any operations conducted thereon, copies of which permits are attached: None.

 15. To the best of my knowledge and belief, the Premises have never been investigated by any federal, state or local agency for possible illegal storage or dumping of oil, petroleum, chemical liquid or hazardous waste except as follows: None.

 16. There are no underground storage tanks on the Premises, and no oil, petroleum, chemical liquids or hazardous waste is stored on the Premises.

 17. The Premises is not an "establishment" as defined by Connecticut General Statutes Section 22a-134, et seq., as amended.

 18. The undersigned makes the aforementioned representations and indemnification in order to induce M/1 Homes, LLC to purchase the Premises with the knowledge and understanding that M/1 Homes, LLC is relying on the truth and accuracy of the same.




     Subscribed and sworn to before me this               day of    , 1997.





                                   Commissioner of the Superior Court
                                   Notary Public